STATE OF LOUISIANA
                                             Office of the Secretary of State
                                           I hereby certify that this is a true
                                           and correct copy, as taken from the
                                             original on file in this office.

                             ARTICLES OF AMENDMENT

                                       OF                /s/ Fox McKeithen

                           HERITAGE PRODUCTIONS, INC.       Fox McKeithen
                                                         Secretary of State

State of Missouri                                            JUL 12 '00
Country of St. Louis

Pursuant to the provisions of the Louisiana Business Corporation Law, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1. The name of the corporation is: Heritage Productions, Inc.

2. The test of the amendment is:

            ARTICLE IV: The corporation has authority to issue Twenty Million
                        (20,000,000) shares of common stock, all without par value.

3. The date of adoption of the amendment is: July 5, 2000.

4. the amendment was adopted at a shareholders' meeting, the number of shares of each class or series represented at the meeting and voted for and against the amendment are:

                                                  ORIG 142       BNDL 11140

                                                  FILED AND RECORDED
                                                  EAST BATON ROUGE PARISH, LA.

                                                  2000 JULY 19   AM 11:19:31
                                                  FTL BK    FOLIO
                                                            DOUG WELBORN

                                                  CLERK OF COURT & RECORDER

                                                  CERTIFIED TRUE COPY
                                                  BY ______________________
                                                  DEPUTY CLERK & RECORDER

NO. OF SHARES VOTED FOR       NO. OF SHARES VOTED AGAINST

  2,048,000 Common                        -0-

Sworn to and subscribed before me at St. Louis, Missouri on this 10th day of July 2000.

                                       Heritage Productions, Inc.


                                       By: /s/ Hershey Moss
                                          --------------------
                                          Hershey Moss, President & Sole Officer

Subscribed and sworn to before me
this 10th day of July, 2000.


/s/ Ruthe Kelley
------------------------------
Notary

--------------------------------
          RUTHE KELLY
  Notary Public - Notary Seal
       STATE OF MISSOURI
        ST. LOUIS COUNTY
MY COMMISSION EXP. OCT. 29, 2000
--------------------------------